Independent Auditors' Consent


        We consent to the incorporation by reference in this Registration Statement of IDB Communications Group, Inc. on Form S-3 of our report dated March 30, 1993 (which report is based in part on the report of other auditors), appearing in the Annual Report on Form 10-K, as amended, of IDB Communications Group, Inc. for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


   DELOITTE & TOUCHE


   Los Angeles, CA
   January 26, 1994

                            Exhibit 23.1